Exhibit (e)(12)

NINTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This ninth amendment (the “Amendment”) to the ETF distribution agreement dated as of September 30, 2021, as novated (the “Agreement”), is entered by and between AdvisorShares Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”), and made effective as of November 1, 2024.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ADVISORSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Rocco Macri	By:	/s/ Teresa Cowan

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of November 1, 2024

FUNDS

AdvisorShares Ranger Equity Bear ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Focused Equity ETF

AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Short ETF

Advisorshares Dorsey Wright FSM US Core ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Pure US Cannabis ETF

AdvisorShares Q Dynamic Growth ETF

AdvisorShares Hotel ETF

AdvisorShares Restaurant ETF

AdvisorShares Gerber Kawasaki ETF

AdvisorShares Psychedelics ETF

AdvisorShares MSOS Daily Leveraged ETF (f/k/a AdvisorShares MSOS 2x Daily ETF)

AdvisorShares Insider Advantage ETF

A-1